Exhibit 10.2

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of January 9, 2025 (the “Effective Date”), by and between AVALON GLOBOCARE CORP., a Delaware corporation (the “Company”), and WENZHAO LU, an individual (the “Holder”, and together with the Company, the “Parties”).

WHEREAS, the Holder is the beneficial owner of 9,000 shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”);

WHEREAS, pursuant to authority vested in the Board of Directors (the “Board”) by the Certificate of Incorporation of the Company, the Board has authorized the issuance of up to 5,000 shares of Series D Preferred Stock, par value $0.0001 per share, of the Company (the “Series D Shares”).

WHEREAS, the Company has designated the rights to be granted to the holders of the Series D Shares pursuant to that certain Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock, attached hereto as Exhibit “A” (the “Series D Certificate of Designations”).

WHEREAS, the Holder and the Company have agreed that it is in the best interests of the Parties that the Holder exchange the Series A Preferred Stock for the Series D Exchange Shares (as defined in this Agreement) (the “Exchange”), pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act, as amended.

NOW, THEREFORE, the Parties agree as follows:

1. Exchange. The Company shall issue to the Holder 5,000 shares of the Series D Shares (the “Series D Exchange Shares”) in exchange for the Series A Preferred Stock, which shall occur on the Effective Date. Upon consummation of the Exchange on the Effective Date, the Series A Preferred Stock shall no longer be outstanding. Holder agrees to provide, to the Company and the Company’s transfer agent on the Effective Date, all documentation required to effectuate the cancellation of the Series A Preferred Stock.

2. Representations by the Holder. The Holder understands and agrees that the Company is relying and may rely upon the following representations, warranties, acknowledgements, consents, confirmations and covenants made by the Holder in entering into this Agreement:

2.1 The Holder recognizes that the acquisition of the Series D Exchange Shares and, in the event of the conversion of the Series D Exchange Shares into shares of common stock of the Company (the “Conversion Shares” and together with the Series D Exchange Shares, the “Offered Securities”), involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity with respect to the Offered Securities in that the Holder may not be able to liquidate the Offered Securities in the event of emergency.

2.2 The Holder represents and warrants that it (a) is competent to understand and does understand the nature of the Exchange; and (b) is able to bear the economic risk of an acquisition of the Offered Securities.

2.3 The Holder represents and warrants that it is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

2.4 The Holder represents and warrants that it has reviewed the reports, statements and other documents filed by the Company with the Securities and Exchange Commission (collectively, the “SEC Reports”), including the risk factors set forth therein. The Holder also represents and warrants that it has been furnished by the Company with all information regarding the Company which it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the terms and conditions of the Exchange, and any additional information which it had requested; and that it has had the opportunity to consult with its own tax or financial advisor concerning an acquisition of the Series D Exchange Shares.

2.5 The Holder represents and warrants that it did not become aware of, the Exchange offer through, or as a result of, any form of general solicitation or advertising.

2.6 The Holder represents and warrants that Holder has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof, and this Agreement has been duly executed and delivered on behalf of the Holder.

3. Representations by the Company; Covenants. The Company represents and warrants to the Holder as follows:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as now conducted.

3.2 The Company has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and this Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

3.3 The execution, delivery and performance of this Agreement do not and will not, with the giving of notice or the passage of time or both, or otherwise, violate, constitute a default under, result in a breach of or be in conflict with the certificate of incorporation or by-laws of the Company or any order, judgment, injunction, agreement or any other restriction to which the Company is a party or by which it is bound.

4. Miscellaneous.

4.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by certified mail (return receipt requested, postage prepaid), or overnight mail or courier, addressed as follows:

To the Company:

4400 Route 9 South, Suite 3100,

Freehold, NJ 07728

To the Holder:

[____]

or to such other address as to which either party shall notify the other in accordance with the provisions hereof. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2 This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

4.3 This Agreement shall not be changed, modified or amended except by a writing signed by the Parties.

4.4 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and to their respective successors, assigns and legal representatives.

4.5 This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Any action brought by any of the Parties concerning the transactions contemplated by this Agreement or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in a state or federal court located in the State of Delaware. The Parties each hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any objection to jurisdiction and venue of any action instituted hereunder, any claim that it is not personally subject to the jurisdiction of any such court, and any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper (including but not limited to based upon forum non conveniens). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each of the Parties irrevocably waive personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this Agreement or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.6 The headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

4.7 This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Signatures transmitted herein via facsimile or other electronic image shall be deemed original signatures. Upon the execution and delivery of this Agreement by the Holder, this Agreement shall become the binding obligation of the Holder with respect to the acquisition of the Series D Shares as herein provided.

4.8 Each party agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things, all as such other party may reasonably request for the purpose of carrying out the intent of this Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

AVALON GLOBOCARE CORP.

By:	/s/ Luisa Ingargiola
Name:	Luisa Ingargiola
Title:	CHIEF FINANCIAL OFFICER

WENZHAO LU

By:	/s/ Wenzhao Lu

Exhibit A

Series D Certificate of Designations